Exhibit 99.1

Aspect Systems Acquires Matrix System One and System Ten Legacy Product Lines From Axcelis Technologies, Inc.

CHANDLER, AZ.--(BUSINESS WIRE)--November 10, 2003--Aspect Systems, Inc., a wholly owned subsidiary of DND Technologies, Inc. (NASDAQ:DNDT.OB), today announced that it has completed the acquisition of certain dry processing technology licenses from Axcelis Technologies, Inc (NASDAQ: ACLS). Under the exclusive agreement, Axcelis grants to Aspect Systems the right to manufacture, use and sell all Matrix legacy product models marketed under the trade names "System One" and "System Ten". Sales, service and parts support will fully transfer to ASI as of December 1, 2003. The terms of the agreement were not released.

"The synergistic addition of these Matrix legacy products to our already very well established and accepted plasma etch line, allows ASI to expand the level of support that we are able to offer both our existing customers and some new customers that will now be coming on board", stated Dennis Key, newly appointed president of Aspect Systems.

ASI, for the past thirteen years, has been focused on the core technology of plasma etch, and has distinguished itself as a premier supplier of related after market products. Since 1990, the company, founded by its current chairman Doug Dixon, has been remanufacturing, innovating and selling Lam Research AutoEtch(TM) systems, while providing parts and associated services in support of the same. Earlier this year (Jan. 21 business wire), ASI announced the acquisition of licenses from Lam, to assume full responsibility for all aspects of global support for the entire installed base of both the Lam AutoEtch(TM) and Drytek(TM) products, including the parts and service support thereof. This license also allowed for the manufacture, use and sale of any new systems, which might be required.

Axcelis acquired the "System One" and "System Ten" products earlier this year, with the purchase of Matrix Integrated Systems, Inc., a dry strip equipment supplier located in Richmond, CA.(Jul. 7 business wire). The acquisition expanded, strengthened and diversified Axcelis' advanced equipment portfolio, which is aimed at the rapidly emerging 300mm market, and the most advanced technical challenges. "We are pleased by the decision made by Axcelis to outplace the legacy portion of that acquisition to ASI, said Key, and together we are striving to minimize the effects felt by our customers around the world, and to insure that the transition from Richmond to Chandler is expeditious and timely".

The installed base for the Matrix System 1 and System 10 products exceeds 800 systems worldwide, and will be supported by ASI sales and service centers which are located in the US, Munich, Israel, Singapore, Taiwan, Korea and soon to be in Japan.

About Aspect Systems

Aspects Systems is a well established equipment and engineering services company, offering a broad suite of services to the semiconductor industry. ASI has recently directed its attention to the growing market for equipment that has been proven to serve the needs of discrete manufacturers who are building .5(mu) and higher devices on 100mm to 200mm wafers, and as such do not require the more advanced, and capital intensive, equipment to achieve their goals. It is ASI's intention to continue adding relevant products and services, as they become available to address the needs of this growing market.

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Comments about the company's future expectations, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Act of 1934, as that term is defined in the Private Securities Reform Act of 1995. It is important to note that actual results and ultimate corporate actions could differ materially. Such "forward-looking statements" are subject to risks and uncertainties set forth from time to time in the Company's SEC reports.


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